Exhibit 3.1

AMENDMENT NO. 1

TO THE

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PARTNERSHIP

OF

BREITBURN GP, LLC

This Amendment No. 1 to the Fourth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of BREITBURN GP, LLC, a Delaware limited liability company (the “Company”), dated as of December 30, 2010 (this “Amendment”), is entered into by BreitBurn Energy Partners L.P., a Delaware limited partnership (“MLP”), as sole member of the Company (the “Sole Member”).

RECITALS

WHEREAS, the Company is a Delaware limited liability company that was formed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., and is currently governed by the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 5, 2010, entered into by the MLP;

WHEREAS, the Sole Member now desires to amend Section 6.1(b) of the LLC Agreement in order to effect the matters set forth herein.

NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the party hereto hereby amends Section 6.1(b) of the LLC Agreement as follows:

AMENDMENT

1.           Section 6.1(b)(ii) of the LLC Agreement is hereby amended by deleting the language, “or by the Chief Executive Officer” from the end of the first sentence thereof and by deleting the last sentence thereof in its entirety.

2.           Section 6.1(b)(iv) of the LLC Agreement is hereby amended by deleting the last sentence thereof in its entirety.

MISCELLANEOUS.

1. Full Force and Effect.  Except to the extent modified hereby, the LLC Agreement shall remain in full force and effect.

2. Applicable Law.  This Amendment shall be construed in accordance with and be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

3. Effectiveness.  This Amendment shall be effective as of the date first written above.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer